NEWS FOR IMMEDIATE RELEASE

January 7, 2005                For Further Information Contact:

Paul M. Limbert
President & CEO

or

Robert H. Young
Executive VP & CFO

(304) 234-9000
NASDAQ Trading Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces the Shareholder Election Results for the Merger
with Winton Financial Corporation

Wheeling, WV.WesBanco, Inc., (NASDAQ: WSBC), a Wheeling, West Virginia-based multi-state bank holding company, today announced the merger consideration elections by Winton Financial Corporation ("Winton") shareholders in the previously announced merger of WesBanco, Inc. and Winton, which closed on January 3, 2005. The exchange was structured to be a 60% stock and 40% cash transaction. For each share of Winton common stock that a Winton shareholder owned, they could have received, at their election, either $20.75 in cash or 0.755 shares of WesBanco common stock, or a combination thereof, subject to certain limitations. The election results are as follows, on a base of 5,069,824 Winton shares outstanding as of the merger date:

➢  4,478,828 shares or 88.34% of the shares outstanding elected to receive stock.
➢  125,673 shares or 2.48% of the shares outstanding elected to receive cash.
➢  465,323 shares or 9.18% of the shares outstanding did not make a timely or valid election.

In accordance with the terms of the merger agreement, and to balance the total consideration at 60% stock and 40% cash, all Winton shareholders that did not make a timely or valid election will receive all cash. Shareholders electing cash will receive all cash, and those electing stock will receive approximately 67.66% of their election in WesBanco common stock and the remainder in cash, as per a proration factor applied in accordance with terms of the merger agreement. WesBanco will not issue fractional shares. Instead, Winton shareholders will receive cash at the rate of $20.75 per share in lieu of fractional shares of WesBanco that the shareholder would otherwise be entitled to receive. Cash and stock distributions will occur the week of January 10, 2005.

WesBanco’s merger with Winton creates a multi-state bank holding company with total assets of approximately $4.5 billion. WesBanco now operates through 86 banking offices, four loan production offices, and 128 ATMs in West Virginia, Ohio, Pennsylvania and Indiana. From east to west, the Winton transaction expands WesBanco’s franchise from western Pennsylvania through WesBanco’s Columbus, Ohio and Springfield/Dayton, Ohio markets to Cincinnati. WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. In addition, WesBanco operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc. that also operates Mountaineer Securities, WesBanco’s discount brokerage operation.

Forward-looking statements in this press release relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this press release should be read in conjunction with WesBanco’s most recent annual report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2003, as well as the Form 10-Q for the prior quarter ended September 30, 2004, which are available at the SEC’s website www.sec.gov or at WesBanco’s website, www.wesbanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission under the section "Risk Factors". Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation, the businesses of WesBanco and Winton may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the effect of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to the parent company and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, Federal Deposit Insurance Corporation, the Securities and Exchange Commission, the National Association of Securities Dealers and other regulatory bodies; potential legislative and federal and state regulatory actions and reform; competitive conditions in the financial services industry; rapidly changing technology affecting financial services, and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.